UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 15, 2026
Cycurion, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Boro Place, Suite 420C McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)
Registrant’s telephone number, including area code: (888) 341-6680
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $345.00 per share	CYCUW	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This amendment to the Current Report on Form 8‑K (the "Form 8-K/A") amends the Current Report on Form 8‑K filed by Cycurion, Inc. (the “Company”) on April 20, 2026 (the “Original Form 8-K”) to correct certain clerical errors. Specifically, (i) the date included in the signature block of the Original Form 8‑K was incorrect and has been corrected to reflect the proper execution date, and (ii) Exhibit 99.1 to the Original Form 8‑K was inadvertently misnumbered and should have been identified as Exhibit 99.2.
No other changes have been made to the Original Form 8‑K, and the Company has not amended, updated or restated any other disclosures contained therein.
Item 8.01 Other Events.
On April 15, 2026, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A.
On April 16, 2026, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K/A.
Item 9.01. Financial Statements and Exhibits
(d)Exhibits:

Exhibit No.	Description
99.1	Press Release dated April 15, 2026
99.2	Press Release dated April 16, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K/A

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date:	April 22, 2026	By:	/s/ L. Kevin Kelly
		Name:	L. Kevin Kelly
		Title:	Chief Executive Officer
3